UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2014

MIDCOAST ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	1-36175	61-1714064
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

1100 Louisiana Street, Suite 3300

Houston, Texas 77002

(Address of principal executive offices, including zip code)

(713) 821-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 18, 2014, Midcoast Energy Partners, L.P. (the “Partnership”) and Enbridge Energy Partners, L.P. (“EEP”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) pursuant to which the Partnership will purchase from EEP a 12.6% limited partner interest in Midcoast Operating, L.P., a Texas limited partnership (“MEP OLP”), for $350,000,000. This transaction is expected to close on or about July 1, 2014. Following the acquisition by the Partnership, the Partnership will own a 51.599% limited partner interest in MEP OLP.

The foregoing is qualified in its entirety by reference to the Purchase Agreement, which is included as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The descriptions of the Purchase Agreement provided above under Item 1.01 are incorporated in this Item 2.01 by reference.

Item 7.01.	Regulation FD Disclosure.

On June 19, 2014, the Partnership issued a press release announcing that it had entered into the Purchase Agreement. Such press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

10.1	Purchase and Sale Agreement by and between Enbridge Energy Partners, L.P. and Midcoast Energy Partners, L.P., dated as of June 18, 2014.

99.1	Press release, dated June 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midcoast Energy Partners, L.P.

	By:	Midcoast Holdings, L.L.C., its General Partner

Date: June 19, 2014	By:	/s/ BRUCE STEVENSON
Name Bruce Stevenson
Title Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

10.1	Purchase and Sale Agreement by and between Enbridge Energy Partners, L.P. and Midcoast Energy Partners, L.P., dated as of June 18, 2014.

99.1	Press release, dated June 19, 2014.